Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as such term is defined in the Schedule 13D) of a statement on Schedule 13D (including amendments thereto) with respect to the Class B common stock, no par value per share, of Duluth Holdings Inc., and that this agreement be included as an Exhibit A to such joint filing.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.  The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 29th day of September, 2023.

Stephen L. Schlecht and Marianne M. Schlecht Descendants Trust

By: /s/ John A. Dickens

Name: John A. Dickens

Title: Co-Trustee

By: /s/ Jennifer A. Hannon

Name: Jennifer A. Hannon

Title: Co-Trustee

John A. Dickens

By: /s/ John A. Dickens

Name: John A. Dickens

Jennifer A. Hannon

By: /s/ Jennifer A. Hannon

Name: Jennifer A. Hannon

30023140.1